Exhibit 99.1
1 OFFICE PROPERTIES INCOME TRUST INVESTOR PRESENTATIONQ32022 Detroit, MI

OFFICE PROPERTIES INCOME TRUST

WARNING REGARDING FORWARD LOOKING STATEMENTS, DISCLAIMERS AND NON-GAAP FINANCIAL MEASURES

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as "believe", "expect", "anticipate", "intend", "plan", "estimate", "will", "may" and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Forward-looking statements in this presentation relate to various aspects of our business, including: certain changes in office space utilization, including increased remote work arrangements, will continue and the impact that may have on demand for office space at our properties; our expectations about the financial strength of our tenants; our expectations regarding the costs and timing of development, redevelopment and repositioning activities; the likelihood that our tenants will renew or extend their leases and not exercise early termination options or that we will obtain replacement tenants on terms as favorable to us as our prior leases; our belief that we are in a position to opportunistically recycle and deploy capital; the likelihood that our tenants will pay rent or be negatively affected by cyclical economic conditions or government budget constraints; our ability to pay distributions to our shareholders and to maintain or increase the amount of such distributions; our expectations regarding occupancy at our properties; our expectations regarding our cash available for distribution payout ratio; our expectations regarding our future financial performance including funds from operations, or FFO, normalized funds from operations, or Normalized FFO, net operating income, or NOI, and cash basis NOI; our expectations regarding demand for leased space; our expectations regarding capital expenditures, including as a result of inflation or supply chain challenges; our expectations regarding possible acquisitions and sales of properties, including the targeted proceeds of the properties we are currently marketing for sale; our policies and plans regarding investments, financings and dispositions; our ability to raise and balance our use of debt and equity capital; our ability to make required payments on our debt; our ability to maintain sufficient liquidity, including the availability of borrowings under our revolving credit facility, and otherwise manage our leverage at levels we believe appropriate; our credit ratings; our expectation that we benefit from our relationships with The RMR Group LLC, or RMR LLC, and Sonesta International Hotels Corporation, or Sonesta; our qualification for taxation as a real estate investment trust, or REIT; changes in federal or state tax laws; and other matters.

Our actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors, such as: the impact of economic conditions, including increasing interest rates, inflation, geopolitical risks and a possible recession, and the capital markets on us and our tenants; competition within the real estate industry; the impact of changes in the real estate needs and financial conditions of our tenants; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; the impact of any U.S. government shutdown on our ability to collect rents or pay our operating expenses, debt obligations and distributions to shareholders on a timely basis; actual and potential conflicts of interest with our related parties, including RMR LLC and others affiliated with them; limitations imposed by and our ability to satisfy complex rules to maintain our qualification for taxation as a REIT for U.S. federal income tax purposes; and acts of terrorism, war or other hostilities, outbreaks of pandemics, or other man-made or natural disasters beyond our control. Our Annual Report on Form 10-K for the year ended December 31, 2021 and our other filings with the Securities and Exchange Commission, or SEC, including under the caption "Risk Factors", identify other important factors that could cause differences from our forward-looking statements. Our filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon our forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Notes Regarding Certain Information in this Presentation

This presentation contains industry and statistical data that we obtained from various third party sources. Nothing in the data used or derived from third party sources should be construed as investment advice. Some data and other information presented are also based on our good faith estimates and beliefs, derived from our review of internal surveys and independent sources and our experience. We believe that these external sources, estimates and beliefs are reliable and reasonable, but we have not independently verified them. Although we are not aware of any misstatements regarding the data presented herein, these estimates and beliefs involve inherent risks and uncertainties and are based on assumptions that are subject to change.

Unless otherwise expressly noted, (1) all data presented are as of or for the three months ended September 30, 2022, (2) references to "weighted average" mean a weighted average by annualized rental income, (3) references to "annualized rental income" mean the annualized contractual rents, as of September 30, 2022, including straight line rent adjustments and excluding lease value amortization, adjusted for tenant concessions, including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants (annualized rental income may differ from actual historical rental revenues calculated pursuant to U.S. Generally Accepted Accounting Principles, or GAAP), and (4) all data presented excludes three properties, which are encumbered by $82.0 million of mortgage notes, owned by two unconsolidated joint ventures in which we own 51% and 50% interests.

Non-GAAP Financial Measures

This presentation contains non-GAAP financial measures including FFO, Normalized FFO, Cash Available for Distribution, EBITDA, EBITDA*re*, Adjusted EBITDA*re*, NOI and Cash Basis NOI. Calculations of, and reconciliations for these metrics to the closest GAAP metrics, are included in an Appendix hereto.

Please refer to Non-GAAP Financial Measures and Certain Definitions in the Appendix for terms used throughout this presentation.

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OFFICE PROPERTIES INCOME TRUST

OPI AT A GLANCE

$4.5 Billion
INVESTMENT PORTFOLIO(1)

162
PROPERTIES IN PORTFOLIO

21.2
MILLION SQUARE FEET

90.7%
OCCUPANCY

63%
REVENUE FROM INVESTMENT GRADE TENANTS(2)

$629 Million
TOTAL LIQUIDITY

Office Properties Income Trust (Nasdaq: OPI) is an investment grade rated real estate investment trust (REIT) focused on owning and leasing high quality office properties to credit quality tenants in select growth-oriented U.S. markets. In 2022, OPI was named as an Energy Star® Partner of the Year for the fifth consecutive year and a Green Lease Leader.

1. Total gross assets.
2. Based on annualized rental income. See Appendix herein for our definition of investment grade tenants.

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4 OFFICE PROPERTIES INCOME TRUST RECENT COMPANY HIGHLIGHTS Q32022 Year to Date Full Year 2021•Executed 1.9 million square feet of leasing activity at an 11% roll-up in rent and 9 year WALT.•Ended the third quarter at 90.7% portfolio occupancy, a 170 basis point increase over the prior year.•Completed a new 84,000 square foot lease to anchor our Seattle Life Science development.•Sold 16 properties consisting of 2.1 million square feet at a weighted average cap rate of 6.8% for more than $195 million.•Executed 2.5 million SF of new and renewal leasing for a 6.3% roll-up in rent and WALT of 9.5 years.•Sold six non-core properties consisting of 2.6 million SF for more than $225 million.•Acquired two core properties in Chicago and Atlanta for $550 million, adding Google as a top tenant.•Launched the redevelopment of two properties in Washington, D.C. and Seattle, WA.•Issued $1.1 billion of senior notes, reducing cost of debt and increasing average debt maturity.Chicago, IL

OFFICE PROPERTIES INCOME TRUST

COMPELLING INVESTMENT OPPORTUNITY

Diversified Portfolio	• By geography, tenant and industry. • A focus on strong, growing markets.
Secure and Stable Income	• 63% of annualized rental income comes from investment grade rated tenants.(1) • Diversified portfolio with single and multi-tenant assets.
Investment Grade Balance Sheet	• Baa3/BBB- credit rating.(2) • More than $600 million of liquidity. • Well-laddered debt maturities.
Capital Recycling Strategy	• Enhance portfolio quality. • Generate CAD accretion. • Manage leverage levels.
Dividend Security	• Rolling four quarter CAD payout ratio of 67%.
Commitment to ESG	• 2022 ENERGY STAR® Partner of the Year. • Named a Gold Level 2022 Green Lease Leader. • Designated a 2020 Women on Boards "Winning" company.

1. Based on annualized rental income. See Appendix herein for our definition of investment grade tenants.
2. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

5

OFFICE PROPERTIES INCOME TRUST

DIVERSIFIED ACROSS STRATEGIC U.S. MARKETS

Focused on markets with strong economics and favorable long-term demand outlook.

Top Markets Based on Annualized Rental Income	% Total Annualized Rental Income	No. of Properties	Property SF ('000)	Weighted Average Remaining Lease Term
Chicago, IL	11.1%	5	1,674	6.1
District of Columbia	10.3%	7	1,310	9.9
Atlanta, GA	8.8%	11	2,024	8.3
Northern Virginia	8.4%	13	1,741	5.1
Silicon Valley, CA	5.6%	11	827	4.6
Dallas, TX	4.6%	8	1,491	3.3
Kansas City, MO	4.3%	3	770	10.1
Sacramento, CA	4.0%	7	882	3.5
Boston, MA	3.8%	8	805	2.9
Maryland	3.7%	5	753	6.5
Provo, UT	2.8%	3	537	9.0
Denver, CO	2.6%	6	688	2.4
Total	**70.0%**	**87**	**13,502**	**6.0**


OPI Strategic Markets
% Annualized Rental Income
Seattle[1] 1%
Silicon Valley/ Sacramento 10%
Denver 3%
Chicago 11%
Kansas City 4%
Dallas 5%
Boston 4%
D.C. Metro[1,2] 22%
Atlanta 9%


Seattle, WA


Sacramento, CA


Tampa, FL


Chicago, IL


Malden, MA


Lakewood, CO

LEED, BOMA, and/or ENERGY STAR Certified Building

1. Redevelopment project in process.
2. Includes the District of Columbia, Northern Virginia and Maryland.

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OFFICE PROPERTIES INCOME TRUST

SECURE AND STABLE INCOME

	Top 20 Tenants	% Total Annualized Rental Income
1	U.S. Government	19.1%
2	Alphabet Inc. (Google)	4.3%
3	Shook, Hardy & Bacon L.L.P.	3.5%
4	IG Investments Holdings LLC	3.0%
5	Bank of America Corporation	2.9%
6	State of California	2.9%
7	Commonwealth of Massachusetts	2.2%
8	CareFirst Inc.	2.1%
9	Northrop Grumman Corporation	2.1%
10	Tyson Foods, Inc.	2.0%
11	Sonesta International Hotels Corporation[(1)]	2.0%
12	CommScope Holding Company Inc	1.7%
13	Sonoma Biotherapeutics, Inc.[(2)]	1.4%
14	State of Georgia	1.3%
15	PNC Bank	1.3%
16	Micro Focus International plc	1.3%
17	Compass Group plc	1.2%
18	ServiceNow, Inc.	1.2%
19	Allstate Insurance Co.	1.2%
20	Leidos Holdings Inc	1.1%
	Total	**57.8%**

Tenant Industry
% Total Annualized Rental Income



Life Science and Medical 3.2%
Other 7.3%
U.S. Government 19.2%
Manufacturing & Transportation 10.5%
Other Government 8.6%
Total Government 34.3%
Legal & Other Professional Services 11.4%
Government Contractors 6.5%
Technology & Communications 16.4%
Real Estate & Financing 16.9%

Tenant Credit Profile
% Total Annualized Rental Income



Non-Investment Grade 7.6%
Not Rated 29.4%
Investment Grade 63.0%

1. In June 2021, we entered into a 30-year lease with Sonesta. The lease relates to the redevelopment of a property we own in Washington, D.C to a mixed use and Sonesta's lease relates to the planned hotel component of the property. The term of the lease commences upon our delivery of the completed hotel, which is estimated to occur in the second quarter of 2023.
2. In August 2022, we entered into an approximately 10-year lease with Sonoma Biotherapeutics, Inc. The lease is at a property we own in Seattle, WA that is currently undergoing redevelopment. The term of the lease is estimated to commence in the fourth quarter of 2023.

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8 OFFICE PROPERTIES INCOME TRUST GROWTH STRATEGY 8 Positioned to advance core business strategies focused on enhancing the overall quality and geographic footprint of the portfolio. Organic Growth•Maintain high occupancy through best-in-class operations and service centered tenant relationships.•Drive portfolio absorption through proactive asset management and leasing.•Focus on retention and opportunities to roll up rents.Capital Recycling•Sell properties older in age, capital intensive, or that have maximized value.•Exit markets with limited future rent growth.•Reinvest proceeds into higher quality properties with strong cash flows.•Target modern and highly functional properties in growing markets.•Manage leverage levels.Development•Create user-centered experiences through select development opportunities.•Focus on markets with strong economic growth providing for enhanced risk-adjusted returns.•Deliver sustainable buildings with an emphasis on LEED, wellness, and reduction of the portfolio carbon footprint.•Enhance buildings and local communities through a people centric “place-making” approach.

9 OFFICE PROPERTIES INCOME TRUST 2.6M SFNew and renewal leasing Leasing Activity (SF in 000s)PROACTIVE ASSET MANAGEMENT AND LEASING Staggered Lease Expirations% Total Annualized Rental Income Expiring 9.4%Roll up in rent 8.1 yearsWALTTrailing Twelve MonthsCompleted Activity 3.2M SFincluding 1.3M SF of new leasing 720K SFPotential to absorb vacant spaceLeasing Pipeline 7%Mark to market potentialCompleted more than 850thousand SF of new leasing activity over the past four quartersUpcoming lease expirations represent attractive opportunity to increase rentsin current inflationary environment2,9341,9652,4841,857 0.8%14.0%14.4%7.9%7.5%55.4%202220232024202520262027+ 4.2%6.9%6.3%11.0%0.0%2.0%4.0%6.0%8.0%10.0%12.0%05001000150020002500300035002019202020212022 YTD Renewals New Leasing Leasing Roll-up/down

10 OFFICE PROPERTIES INCOME TRUST STRATEGIC CAPITAL RECYCLING Since 2019, OPI has sold approximately $1.5 billion of assetsand redeployed proceeds into more attractive markets. Property Acquisitions & Dispositions ($ millions) Potential BenefitsReduce the average age of our portfolio. Reshape geographic and tenant diversification.Lengthen the weighted average term of our leases. Enhance leasing prospects and tenant retention.Manage ongoing capital requirements. 2019 2020 2021 2022 •Completed $849 million of property sales.•Sold all common shares of The RMR Group for $105 million.•Completed $110 million of property sales. •Acquired RoundPoint Mortgage HQ in the Charlotte MSA for $35 million and an acquisition in the Boston CBD.•Completed $227 million of property sales.•Redeployed proceeds into three acquisitions of office properties in Chicago, Atlanta and Boston for $577 million.•Completed $196million of property sales year to date.(1)•Targeted annual proceeds of $100 million to $200 million primarily to be used for deleveraging.•Five properties under agreement for $20.5 million1.Reflects activity through September 30,2022. $3 $47 $577 $849 $110 $227 $196 2019202020212022 YTD Acquisitions Dispositions-

OFFICE PROPERTIES INCOME TRUST

RECENT PORTFOLIO RESHAPING

Investing in newer, less capital-intensive properties that improve geographic diversification, rent growth, portfolio metrics and the long-term stability of cash flows.

2022 YTD Disposition Highlights

16 Properties	**2.1M SF**
21 Average Age (Years)	**3.5** WALT (Years)

2021 Disposition Highlights

6 Properties	**2.6M SF**
96% Occupancy	**1.2** WALT (Years)

Key Activity

Reducing Exposure	**Increasing Exposure**
• Huntsville, AL • Birmingham, AL • Fresno, CA • Richmond, VA • Chesapeake, VA	• Chicago, IL • Atlanta, GA • Boston, MA


532K SF
531K SF
697K SF
49K SF
1,819K SF
346K SF

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12 OFFICE PROPERTIES INCOME TRUST ACQUISITION FOCUS Focused on acquiring office properties in markets that have strong economic fundamentals to support rent growth. Properties in strong and growing markets with characteristics to attract and retain tenants.•Strategic to tenants.•Minimum remaining lease term of seven years.•Effective age of 10 years or less.•Specialty uses where remote work is less likely.•Characteristics supporting ESG initiatives. Primarily first-generation properties.•High probability of renewing the tenants in place.•Modest ongoing capital needs.•Single and multi-tenant opportunities. Atlanta, GA

OFFICE PROPERTIES INCOME TRUST

RECENT ACQUISITIONS

1000 W. Fulton Street, Chicago, IL – "1K Fulton"



$355.0 Million
Purchase Price

4.7%
GAAP Cap Rate

531,190
Square Feet

99.2%
Percent Leased

6.6 Years
WALT

Google (73%)
Primary Tenant

1224 Hammond Dr., Atlanta, GA - "Twelve24"



$195.0 Million
Purchase Price

6.3%
GAAP Cap Rate

345,917
Square Feet

98.4%
Percent Leased

14.2 Years
WALT

Insight Global (96%)
Primary Tenant

446 Wrenplace Road Fort Mill, SC



$35.1 Million
Purchase Price

8.1%
GAAP Cap Rate

150,000
Square Feet

100%
Percent Leased

10.8 Years
WALT

RoundPoint Mortgage
Primary Tenant

LEED, BOMA, and/or ENERGY STAR Certified Building
Note: Data as of the acquisition date of each property.

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OFFICE PROPERTIES INCOME TRUST

VALUE CREATION THROUGH SELECT REDEVELOPMENT

"20 Mass"
20 Massachusetts Avenue, Washington, D.C.



~$215 Million
Total Project Cost

8% - 10%
Stabilized Returns

54%
Pre-Leased

427,000
Square Feet

Q2 2023
Estimated Delivery

Mixed Use
Use

"Unison"
351, 401, 501 Elliott Ave, Seattle, WA



~$162 Million
Total Project Cost

10% - 12%
Stabilized Returns

28%
Pre-Leased

300,000
Square Feet

Q2 2023
Estimated Delivery

Life Science
Use

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15 OFFICE PROPERTIES INCOME TRUST STRONG AND FLEXIBLE FINANCIAL HEALTH Debt Profile Liquidity Position $615MAvailable Revolving Credit Facility $14MCash on Hand 3.9%Weighted Average Interest Rate on Debt Debt Metrics 47.7%Net Debt to Gross Book Value of Real Estate Assets Baa3Moody’s (2) BBB-S&P Global (2) Maturity Schedule 7.0xNet Debt to Rolling Four Quarter Adjusted EBITDAre 5.3 YearsWeighted Average Debt Maturity TermFort Mill, SC 1.In October 2022, we prepaid $22.9 million of secured fixed rate debt with a June 2023 maturity, at a discounted amount of $22.2 million plus accrued interest. Includes $135.0 million outstanding on OPI’s revolving credit facility. Subject to the payment of an extension fee and meeting certainother conditions, we may extend the maturity date of our revolving credit facility by two additional six month periods, the first of which we exercised on November 10, 2022.2.A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. $-$208 $350 $650 $300 $912 $- $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000202220232024202520262027+($M)(1) Variable Rate5.6%94.4%Fixed Rate Secured 3.0%Unsecured97.0%

OFFICE PROPERTIES INCOME TRUST

COMMITMENT TO SUSTAINABILITY

ESG HIGHLIGHTS

- 2022 ENERGY STAR® Partner of the Year Award (fifth consecutive year).
- 2022 Gold Level Green Lease Leader.
- 2021 Green Lease Leader, Silver (earned in 2015, 2016, 2017, 2019 and 2020).
- OPI's Board comprised of 44% women and 11% members of underrepresented communities.
- Designated a **2020 Women on Boards "Winning"** company.

CONTINUED ADVANCEMENT OF INITIATIVES

- Encouraging consideration of ESG criteria in the broader context of investment and property management through Internal Sustainability Reporting Committee.
- Leveraging diversity professional associations, such as Commercial Real Estate Women (CREW) and The Partnership, Inc., to attract a more diverse pool of candidates.
- Supporting employee health and wellness with activities such as LiveWell Week, Work Out at Home, Good Eats and Pay it Forward competitions.
- Anticipating new LEED Certification of 1.3 million SF in 2022.
- Planning to integrate wellness initiatives across the portfolio.

ACHIEVEMENTS

39 **LEED Certified Properties**
6,242,919 square feet

37 **BOMA 360 Certified Properties**
5,185,692 square feet

47 **ENERGY STAR Certified Properties**
7,421,861 square feet

LEED

BOMA 360 PERFORMANCE PROGRAM®

ENERGY STAR PARTNER

GREEN LEASE LEADER


Atlanta, GA


Ewing, NJ


Plantation, FL

For more information, please read The RMR Group's 2021 Sustainability Report here.

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17 OFFICE PROPERTIES INCOME TRUST Appendix Colorado Springs, CO

OFFICE PROPERTIES INCOME TRUST

OPI IS MANAGED BY THE RMR GROUP, AN ALTERNATIVE ASSET MANAGER

The RMR Group, LLC	RMR Managed Companies
Over **$37 Billion** in AUM	Approximately **$12 Billion** in Annual Revenues
Over **600** CRE Professionals	**2,100** Properties
More than **30** Offices Throughout the U.S.	Over **38,000** Employees

RMR's Operations Include:

Financial Services:	Real Estate Services:	Business Services:
Accounting	Acquisitions/ Dispositions	Administration
Capital Markets	Asset Management	Human Resources
Compliance/ Audit	Construction/ Development	Information Technology (IT)
Finance/ Planning	Engineering	Investor Relations
Treasury	Leasing	Marketing
Tax	Property Management	Legal/ Risk Management

National Multi-Sector Investment Platform

OFFICE | INDUSTRIAL | GOVERNMENT | MEDICAL OFFICE | LIFE SCIENCE | SENIOR LIVING | HOTELS | RETAIL

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A WINNING TRADITION

#3 in Retail Real Estate Ownership

#5 in **Hotel** Real Estate Ownership

#4 in **Senior Living** Real Estate Ownership

#8 in **Industrial** Real Estate Ownership

#13 in **Office** Real Estate Ownership

#3 **Truck Stop** Operator

#7 **Senior Living** Operator

#8 **Hotel** Operator

RMR RECOGNITION

Fortune Magazine's **Fastest Growing Companies** ranked 75th 2019

Women on Boards; Winning Organization 2020

Ranked Boston Globe's **Top Places to Work** 2020 & 2021

SUSTAINABILITY

EPA'S **ENERGY STAR** **Partner of the Year** 2019 - 2022. 70 properties with EPA **ENERGY STAR** certifications

60 properties with **BOMA** designations. Ranked **#1** for portfolio with most designations

56 properties with **LEED** designations

THE RMR GROUP

20 OFFICE PROPERTIES INCOME TRUST 1.Source: S&P Global Market Intelligence. Data is for the most recently reported twelve months as of November 1, 2022.RELATIONSHIP WITH RMR PROVIDES SCALE AND EFFICIENCY Key Benefits•RMR provides all the employees; OPI has no employees.•RMR’s acquisitions team has visibility to properties marketed for sale across the United States.•The depth and breadth of the RMR platform attracts strong real estate professionals.•Career advancement opportunities at RMR drives employee engagement and retention. •RMR property management employees focus only on assets managed by RMR.•RMR platform provides centralized support services, including procurement,banking and capital markets.G&A % of Total Revenue(1) 3.8%4.7%4.7%5.2%5.4%7.5%8.3%8.8%OPIBXPOFCHIWPDMCIODEAFSP

OFFICE PROPERTIES INCOME TRUST

FEES THAT OPI PAYS TO RMR ARE PRIMARILY PERFORMANCE BASED WHICH ALIGNS INTERESTS WITH SHAREHOLDERS

RMR base management fee tied to OPI share price performance.

- Consists of an annual fee equal to generally 50 bps multiplied by the lower of: (1) OPI's historical cost of real estate, or (2) OPI's total market capitalization.
- There is no incentive for RMR to complete any transaction that could reduce share price.

RMR incentive fees contingent on total shareholder return outperformance.

- Incentive management Fee: 12% of the outperformance of our total return per share compared to the MSCI U.S. Office REIT Index over a three year period multiplied by equity market capitalization.
- Outperformance must be positive to be earned.
- Shareholders keep 100% of benchmark returns and at least 88% of returns in excess of the benchmark.

Other fees.

- Property management fee: consists of an annual fee based on 3.0% of rents collected at OPI's managed properties.
- Construction management fee based on 5.0% of project costs.

Alignment of Interests
If OPI's share price goes up and its total market cap exceeds its historical cost of real estate; RMR base management fee is capped at 50 bps of historical cost of real estate.
If OPI's stock price goes down and its historical cost of real estate exceeds its total market cap; RMR gets less base management fees (50 bps on equity market cap plus debt).
Incentive fee structure keeps RMR focused on increasing total shareholder return.
Members of RMR senior management are holders of OPI common shares, some subject to long term lock up agreements.
OPI shareholders have visibility into RMR, a publicly traded company.
OPI benefits from RMR's national footprint and economies of scale of $37.3 billion platform.

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22 OFFICE PROPERTIES INCOME TRUST San Jose, CAFinancials

OFFICE PROPERTIES INCOME TRUST

KEY FINANCIAL DATA

(dollars in thousands, except per share data)	As of and for the Three Months Ended				
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Selected Balance Sheet Data:					
Total gross assets	$ 4,507,422	$ 4,578,277	$ 4,703,791	$ 4,737,595	$ 4,699,286
Total assets	$ 3,968,986	$ 4,062,658	$ 4,197,693	$ 4,241,683	$ 4,239,878
Total liabilities	$ 2,562,821	$ 2,647,208	$ 2,740,611	$ 2,744,974	$ 2,733,898
Total shareholders' equity	$ 1,406,165	$ 1,415,450	$ 1,457,082	$ 1,496,709	$ 1,505,980
Selected Income Statement Data:					
Rental income	$ 137,683	$ 141,316	$ 147,354	$ 147,287	$ 147,572
Net income (loss)	$ 16,964	$ (16,056)	$ (13,407)	$ 16,945	$ 3,712
NOI	$ 85,546	$ 92,416	$ 96,481	$ 92,379	$ 93,579
Adjusted EBITDA*re*	$ 79,957	$ 86,422	$ 91,241	$ 86,304	$ 87,604
FFO	$ 53,802	$ 58,622	$ 62,722	$ 62,567	$ 63,951
Normalized FFO	$ 53,802	$ 58,923	$ 62,722	$ 58,083	$ 59,598
CAD	$ 28,072	$ 37,823	$ 51,006	$ 42,649	$ 30,877
Rolling four quarter CAD	$ 159,550	$ 162,355	$ 158,363	$ 155,009	$ 154,704
Per Common Share Data (basic and diluted):					
Net income (loss)	$ 0.35	$ (0.33)	$ (0.28)	$ 0.35	$ 0.08
FFO	$ 1.11	$ 1.21	$ 1.30	$ 1.30	$ 1.33
Normalized FFO	$ 1.11	$ 1.22	$ 1.30	$ 1.20	$ 1.24
CAD	$ 0.58	$ 0.78	$ 1.06	$ 0.88	$ 0.64
Rolling four quarter CAD	$ 3.30	$ 3.36	$ 3.28	$ 3.21	$ 3.21
Dividends:					
Annualized dividends paid per share during the period	$ 2.20	$ 2.20	$ 2.20	$ 2.20	$ 2.20
Annualized dividend yield (at end of period)	15.7%	11.0%	8.6%	8.9%	8.7%
Normalized FFO payout ratio	49.5%	45.1%	42.3%	45.8%	44.4%
Rolling four quarter CAD payout ratio	66.7%	65.5%	67.1%	68.5%	68.5%

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OFFICE PROPERTIES INCOME TRUST

DEBT SUMMARY[(1)]

As of September 30, 2022:

(dollars in thousands)	Coupon Rate [(2)]	Interest Rate [(3)]	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:						
$750,000 unsecured revolving credit facility [(4)] [(5)]	3.918%	3.918%	$ 135,000	1/31/2023	$ 135,000	0.3
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2022						
Senior unsecured notes due 2024	4.250%	4.404%	350,000	5/15/2024	350,000	1.6
Senior unsecured notes due 2025	4.500%	4.521%	650,000	2/1/2025	650,000	2.3
Senior unsecured notes due 2026	2.650%	2.815%	300,000	6/15/2026	300,000	3.7
Senior unsecured notes due 2027	2.400%	2.541%	350,000	2/1/2027	350,000	4.3
Senior unsecured notes due 2031	3.450%	3.550%	400,000	10/15/2031	400,000	9.0
Senior unsecured notes due 2050	6.375%	6.375%	162,000	6/23/2050	162,000	27.7
Subtotal / weighted average	3.825%	3.918%	2,212,000		2,212,000	5.8
Secured Fixed Rate Debt:						
Mortgage debt - One property in Chicago, IL	3.700%	4.210%	50,000	6/1/2023	50,000	0.7
Mortgage debt - One property in Washington, DC [(6)]	4.800%	4.190%	22,901	6/1/2023	22,584	0.7
Subtotal / weighted average	4.046%	4.204%	72,901		72,584	0.7
Total / weighted average	3.837%	3.927%	$2,419,901		$ 2,419,584	5.3

1. Excludes two mortgage notes with an aggregate principal balance of $82,000 which are secured by three properties owned by two unconsolidated joint ventures in which we own 51% and 50% interests.
2. Reflects the interest rate stated in, or determined pursuant to, the contract terms.
3. Includes the effect of mark to market accounting for certain mortgages and discounts on senior unsecured notes. Excludes the effect of debt issuance costs amortization.
4. We are required to pay interest on borrowings under our revolving credit facility at a rate of LIBOR plus a premium of 110 basis points per annum. We also pay a facility fee of 25 basis points per annum on the total amount of lending commitments under our revolving credit facility. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings. The interest rate listed is as of September 30, 2022 and excludes the 25 basis point facility fee. Subject to the payment of an extension fee and meeting certain other conditions, we may extend the maturity date of our revolving credit facility by two additional six month periods, the first of which we exercised on November 10, 2022.
5. The maximum aggregate borrowing availability under the credit agreement governing our revolving credit facility may be increased to up to $1,950,000 in certain circumstances.
6. In October 2022, we prepaid this mortgage at a discounted amount of $22,176 plus accrued interest.

24

OFFICE PROPERTIES INCOME TRUST

CALCULATION OF NOI AND CASH BASIS NOI[1]

(dollars in thousands)

	For the Three Months Ended				
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Calculation of NOI and Cash Basis NOI:					
Rental income	$ 137,683	$ 141,316	$ 147,354	$ 147,287	$ 147,572
Property operating expenses	(52,137)	(48,900)	(50,873)	(54,908)	(53,993)
NOI	85,546	92,416	96,481	92,379	93,579
Non-cash straight line rent adjustments included in rental income	(1,765)	(2,775)	(2,686)	(2,240)	(3,924)
Lease value amortization included in rental income	204	233	343	452	447
Lease termination fees included in rental income	(83)	(2,175)	(4942)	(761)	(55)
Non-cash amortization included in property operating expenses [2]	(121)	(121)	(121)	(121)	(121)
Cash Basis NOI	$ 83,781	$ 87,578	$ 89,075	$ 89,709	$ 89,926
Reconciliation of Net Income (Loss) to NOI and Cash Basis NOI:					
Net income (loss)	$ 16,964	$ (16,056)	$ (13,407)	$ 16,945	$ 3,712
Equity in net losses of investees	952	833	846	837	688
Income tax expense (benefit)	90	(190)	531	(97)	34
Income (loss) before income tax expense (benefit) and equity in net losses of investees	18,006	(15,413)	(12,030)	17,685	4,434
Loss on early extinguishment of debt	—	77	—	—	2,274
Interest expense	24,969	26,515	27,439	27,657	26,929
Interest and other income	(56)	(16)	(1)	—	—
(Gain) loss on sale of real estate	(16,925)	11,637	(2,149)	(24,200)	(36)
General and administrative	6,564	7,083	5,706	2,168	448
Acquisition and transaction related costs [3]	—	224	—	—	—
Loss on impairment of real estate	—	4,773	17,047	6,566	(3)
Depreciation and amortization	52,988	57,536	60,469	62,503	59,533
NOI	85,546	92,416	96,481	92,379	93,579
Non-cash amortization included in property operating expenses [2]	(121)	(121)	(121)	(121)	(121)
Lease termination fees included in rental income	(83)	(2,175)	(4,942)	(761)	(55)
Lease value amortization included in rental income	204	233	343	452	447
Non-cash straight line rent adjustments included in rental income	(1,765)	(2,775)	(2,686)	(2,240)	(3,924)
Cash Basis NOI	$ 83,781	$ 87,578	$ 89,075	$ 89,709	$ 89,926

1. Excludes three properties owned by two unconsolidated joint ventures in which we own 51% and 50% interests.
2. We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our former investment in The RMR Group Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which are included in property operating expenses.
3. Acquisition and transaction related costs represent costs related to an acquisition opportunity that did not materialize.

25

OFFICE PROPERTIES INCOME TRUST

CALCULATION OF EBITDA, EBITDA*re* AND ADJUSTED EBITDA*re*

(dollars in thousands)	For the Three Months Ended				
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Net income (loss)	$ 16,964	$ (16,056)	$ (13,407)	$ 16,945	$ 3,712
Add (less): Interest expense	24,969	26,515	27,439	27,657	26,929
Income tax expense (benefit)	90	(190)	531	(97)	34
Depreciation and amortization	52,988	57,536	60,469	62,503	59,533
EBITDA	95,011	67,805	75,032	107,008	90,208
Add (less): Loss on impairment of real estate	—	4,773	17,047	6,566	(3)
(Gain) loss on sale of real estate	(16,925)	11,637	(2,149)	(24,200)	(36)
Distributions received from unconsolidated joint ventures	—	—	51	153	153
Equity in losses of unconsolidated joint ventures	952	833	846	837	688
EBITDA*re*	79,038	85,048	90,827	90,364	91,010
Add (less): Acquisition and transaction related costs (1)	—	224	—	—	—
General and administrative expense paid in common shares (2)	919	1,073	414	424	947
Estimated business management incentive fees (3)	—	—	—	(4,484)	(6,627)
Loss on early extinguishment of debt	—	77	—	—	2,274
Adjusted EBITDA*re*	$ 79,957	$ 86,422	$ 91,241	$ 86,304	$ 87,604

1. Acquisition and transaction related costs represent costs related to an acquisition opportunity that did not materialize.
2. Amounts represent equity based compensation to our Trustees, our officers and certain other employees of RMR LLC.
3. Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), we do not include such expense in the calculation of Adjusted EBITDAre until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.

26

OFFICE PROPERTIES INCOME TRUST

CALCULATION OF FFO, NORMALIZED FFO AND CAD

(dollars in thousands, except per share data)

	For the Three Months Ended				
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Net income (loss)	$ 16,964	$ (16,056)	$ (13,407)	$ 16,945	$ 3,712
Add (less): Depreciation and amortization:					
Consolidated properties	52,988	57,536	60,469	62,503	59,533
Unconsolidated joint venture properties	775	732	762	753	745
Loss on impairment of real estate	—	4,773	17,047	6,566	(3)
(Gain) loss on sale of real estate	(16,925)	11,637	(2,149)	(24,200)	(36)
FFO	53,802	58,622	62,722	62,567	63,951
Add (less): Acquisition and transaction related costs (1)	—	224	—	—	—
Loss on early extinguishment of debt	—	77	—	—	2,274
Estimated business management incentive fees (2)	—	—	—	(4,484)	(6,627)
Normalized FFO	53,802	58,923	62,722	58,083	59,598
Add (less): Non-cash expenses (3)	(640)	(192)	(465)	(251)	433
Distributions from unconsolidated joint ventures	—	—	51	153	153
Depreciation and amortization - unconsolidated joint ventures	(775)	(732)	(762)	(753)	(745)
Equity in net losses of investees	952	833	846	837	688
Loss on early extinguishment of debt settled in cash	—	—	—	—	(1,874)
Non-cash straight line rent adjustments included in rental income	(1,765)	(2,775)	(2,686)	(2,240)	(3,924)
Lease value amortization included in rental income	204	233	343	452	447
Net amortization of debt premiums, discounts and issuance costs	2,176	2,366	2,404	2,405	2,442
Recurring capital expenditures	(25,882)	(20,833)	(11,447)	(16,037)	(26,341)
CAD	$ 28,072	$ 37,823	$ 51,006	$ 42,649	$ 30,877
Weighted average common shares outstanding (basic)	48,286	48,249	48,243	48,243	48,211
Weighted average common shares outstanding (diluted)	48,286	48,249	48,243	48,251	48,244
Per common share amounts (basic and diluted):					
Net income (loss)	$ 0.35	$ (0.33)	$ (0.28)	$ 0.35	$ 0.08
FFO	$ 1.11	$ 1.21	$ 1.30	$ 1.30	$ 1.33
Normalized FFO	$ 1.11	$ 1.22	$ 1.30	$ 1.20	$ 1.24
CAD	$ 0.58	$ 0.78	$ 1.06	$ 0.88	$ 0.64

1. Acquisition and transaction related costs represent costs related to an acquisition opportunity that did not materialize.
2. Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), we do not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.
3. Non-cash expenses include equity based compensation, adjustments recorded to capitalize interest expense and amortization of the liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our former investment in RMR Inc.'s common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fee expense and property management fee expense, which are included in general and administrative and other operating expenses, respectively.

27

OFFICE PROPERTIES INCOME TRUST

NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS

Non-GAAP Financial Measures

We present certain "non-GAAP financial measures" within the meaning of applicable rules of the SEC, including NOI, Cash Basis NOI, EBITDA, EBITDA*re*, Adjusted EBITDA*re*, FFO, Normalized FFO and CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) as presented in our consolidated statements of income (loss). We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of our operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of our properties.

NOI and Cash Basis NOI

The calculations of net operating income, or NOI, and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to our property level results of operations. We calculate NOI and Cash Basis NOI as shown on page 25. We define NOI as income from our rental of real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that we record as depreciation and amortization expense. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. We use NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than we do.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*

We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, and Adjusted EBITDA*re* as shown on page 26. EBITDA*re* is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets and adjustments to reflect our share of EBITDA*re* of our unconsolidated joint ventures. In calculating Adjusted EBITDA*re*, we adjust for the items shown on page 26 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than we do.

FFO and Normalized FFO

We calculate funds from operations, or FFO, and Normalized FFO as shown on page 27. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and our proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, but excluding impairment charges on real estate assets and any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, we adjust for the other items shown on page 27 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do.

Cash Available for Distribution (CAD)

We calculate cash available for distribution, or CAD, as shown on page 27. We define CAD as Normalized FFO minus recurring real estate related capital expenditures and adjusted for other non-cash and non-recurring items plus certain amounts excluded from Normalized FFO but settled in cash. CAD is among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other real estate companies and REITs may calculate CAD differently than we do.

28

29 OFFICE PROPERTIES INCOME TRUST NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS Annualized dividend yield is the annualized dividend per share paid during the period divided by the closing price of our common shares at the end of theperiod. Annualized rental income is calculated using the annualized contractual base rents from our tenants pursuant to our lease agreements as of September30,2022, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization. Cap Rate represents the ratio of (x) annual straight line rental income, excluding the impact of above and below market lease amortization, based on existing leases at the acquisition date, less estimated annual property operating expenses as of the date of the acquisition, excluding depreciation and amortization expense, to (y) the acquisition purchase price, including the principal amount of assumed debt, if any, and excluding purchase price adjustments and acquisition related costs. GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets is real estate properties at cost, plus certain acquisition costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross sales price is equal to the gross contract price and excludes closing costs. Investment grade tenants include: (a)investment grade rated tenants; (b)tenants with investment grade rated parent entities that guarantee the tenant's lease obligations; and/or (c)tenants with investment grade rated parent entities that do not guarantee the tenant's lease obligations. Tenants contributing 52.4% of annualized rental income as of September30, 2022 were investment grade rated (or their payment obligations were guaranteed by an investment grade rated parent) and tenants contributing an additional 10.6% of annualized rental income as of September30, 2022 were subsidiaries of an investment grade rated parent (although these parent entities are not liable for the payment of rents). Leased square feet is pursuant to leases existing as of September30, 2022, and includes (i) space being fitted out for tenant occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Net debt is total debt less cash. Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date. Purchase price represents the gross purchase price, including assumed debt, if any, and excludes acquisition related costs and purchase price adjustments and allocations. Rolling four quarter CAD represents CAD for the preceding twelve month period as of the respective quarter end date. Total debt represents the outstanding principal balance as of the date reported. Total gross assets is total assets plus accumulated depreciation. Weighted average remaining lease term (or “WALT”) is the average remaining lease term in years weighted based on annualized rental income.

30 OFFICE PROPERTIES INCOME TRUST INVESTOR PRESENTATIONQ32022 Washington, D.C. Two Newton Place255 Washington Street, Suite 300Newton, MA 02458OPIREIT.COM